UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019 (September 20, 2019)

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Articles of Incorporation

On September 20, 2019, the Company filed with the Secretary of the State of the State of Nevada a Certificate of Amendment to Articles of Incorporation (“Amendment”). The Amendment amended Article IV of the Company’s Articles of Incorporation to provide that the Board of Directors has the power to designate the powers, preferences, rights, qualifications, limitations and restrictions pertaining to the preferred stock of the Company. The Amendment did not adjust the number of authorized shares of the common stock or preferred stock of the Company, or the par value thereof, or any other rights or preferences of the common stock or preferred stock of the Company.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Certificate of Amendment to Articles of Incorporation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Certificate of Designations of Preferences and Rights of Series A Preferred Stock

On September 27, 2019, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of Preferences and Rights of Series A Preferred Stock (“Designation”). The Designation authorized one (1) share of Series A Preferred Stock, par value $0.0001 per share. The Series A Preferred Stock does not have specific liquidation, transfer, conversion or dividend rights, and may be redeemed at any time by the Company for a redemption price of $1.00 paid to the holder of the Series A Preferred Stock. The Certificate of Designations does grant the holder of the Series A Preferred Stock certain voting rights, with the share of Series A Preferred Stock having a number of votes at any time equal to the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, thus granting the Series A Preferred Stock holder, if and when the Series A Preferred Stock is issued, voting control of the Company. The Series A Preferred Stock has not been issued at this time. In addition, the Series A Preferred Stock contains protective provisions that require the affirmative vote or written consent of the Series A Holder, with the share of the Series A Preferred Stock have one (1) vote on such matter, to: (i) amend or repeal any provision of the Certificate of Designation, including by merger, consolidation or otherwise; (ii) amend or repeal any provision of, or add any provision to, the Articles or bylaws of the Company is such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Series A Preferred Stock.

The foregoing description of the Designation is qualified in its entirety by reference to the complete terms and conditions of the Designation of Series A Preferred Stock, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation

3.2	Certificate of Designations of Preferences and Rights of Series A Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2019	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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